Exhibit 4.4C

                        AMENDMENT NO. 2 dated as of March 16, 1999 (this
                  "Amendment"), to the Credit Agreement dated as of June 30, 1997 as amended (the "Credit Agreement"), among PATHMARK STORES, INC. (the "Borrower"), the lenders party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent") and as Issuing Bank, and CIBC INC. and FIRST UNION NATIONAL BANK, as successor by acquisition to CORESTATES BANK, N.A., as Co-Agents.

            A. The Lenders have extended credit to the Borrower and have agreed to extend credit to the Borrower, in each case on the terms and subject to the conditions set forth in the Credit Agreement.

            B. The Borrower has requested that the Lenders agree to amend certain financial covenants of the Credit Agreement as provided herein.

            C. The Required Lenders are willing to agree to such amendments, on the terms and subject to the conditions set forth herein.

            D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendments. (a) Section 6.16 of the Credit Agreement is hereby amended by substituting the following table contained therein:

                 "Period                                           Amount
                  ------                                           ------

            Closing Date through First Fiscal Quarter
              of 1998 Fiscal Year                               7.50 to 1.00

            Second Fiscal Quarter of 1998 Fiscal Year           7.25 to 1.00

            Third and Fourth Fiscal Quarters of 1998
              Fiscal Year                                       7.00 to 1.00

            First Fiscal Quarter of 1999 Fiscal Year            7.50 to 1.00

            Second and Third Fiscal Quarters of 1999
              Fiscal Year                                       7.75 to 1.00

            Fourth Fiscal Quarter of 1999 Fiscal Year           7.50 to 1.00

            First Fiscal Quarter of 2000 Fiscal Year            6.25 to 1.00

            Second Fiscal Quarter of 2000 Fiscal Year           6.00 to 1.00

            Third Fiscal Quarter of 2000 Fiscal Year            5.75 to 1.00

            Fourth Fiscal Quarter of 2000 Fiscal Year           5.50 to 1.00

            Thereafter                                          5.00 to 1.00"

            (b) Section 6.17 of the Credit Agreement is hereby amended by substituting the following table for the table contained therein:

              "Period                                              Ratio
               ------                                              -----

            Closing Date through Fourth Fiscal
              Quarter of 1999 Fiscal Year                       1.20 to 1.00

            First Fiscal Quarter of 2000 Fiscal Year
              through Fourth Fiscal Quarter
              of 2000 Fiscal Year                               1.35 to 1.00

            Thereafter                                          1.40 to 1.00"


            (c) Section 6.19 of the Credit Agreement is hereby amended by substituting the following table for the table contained therein:

              "Period                                              Ratio
               ------                                              -----

            Closing Date through First Fiscal Quarter
              of 1998 Fiscal Year                               3.15 to  1.00

            Second Fiscal Quarter of 1998 Fiscal Year
              through Fourth Fiscal Quarter of
              1999 Fiscal Year                                  3.00 to  1.00

            Thereafter                                          2.50 to 1.00"


            SECTION 2. Fees. Each Lender that delivers an executed counterpart of this Amendment to the Administrative Agent on or prior to the Effective Date (as defined below) shall receive from the Borrower an amendment fee equal to 0.05%, calculated as of the Effective Date, of the sum of (a) the aggregate principal amount of such Lender's outstanding Loans to the Borrower and (b) the aggregate amount of such Lender's available Commitments. The Borrower shall pay, in immediately available funds, such amendment fees to the Administrative Agent for distribution to the applicable Lenders and, once paid, such fees shall not be refundable under any circumstances.

            SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

            (a) This Amendment is within the Borrower's corporate powers and has been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (b) Before and after giving effect to this Amendment, the presentations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

            SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the first Business Day that the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders; provided, however, that this Amendment shall not become effective (i) prior to March 29, 1999, and (ii) until all fees and expenses payable to the Administrative Agent in connection with this Amendment have been paid in immediately available funds. Such date is referred to herein as the "Effective Date".

            SECTION 5. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

            SECTION 6. Loan Document. This Amendment shall be a Loan Document for all purposes.

            SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                        PATHMARK STORES, INC.,

                                        by /s/ Frank Vitrano
                                          --------------------------------------
                                          Name:  Frank Vitrano
                                          Title: Sr. VP, Treasurer & CFO


                                        THE CHASE MANHATTAN BANK,
                                        individually, as Issuing Bank and
                                        as Administrative Agent,

                                        by /s/ Lawrence Palumbo, Jr.
                                          --------------------------------------
                                          Name:  Lawrence Palumbo, Jr.
                                          Title: Vice President


                                        CIBC INC.,
                                        individually and as Co-Agent,

                                        by /s/ Gerald Girardi
                                          --------------------------------------
                                          Name:  Gerald Girardi
                                          Title: Executive Director


                                        FIRST UNION NATIONAL BANK,
                                        as successor by acquisition to
                                        CORESTATES BANK, N.A.,
                                        individually and as Co-Agent,

                                        by /s/ Thomas McDonnell
                                          --------------------------------------
                                           Name:  Thomas McDonnell
                                           Title: Vice President

                                        AG CAPITAL FUNDING PARTNERS, L.P.,

                                        by /s/ Jeffrey H. Aronson
                                          --------------------------------------
                                          Name:  Jeffrey H. Aronson
                                          Title: Authorized Signatory


                                        AERIES FINANCE LTD.

                                        by /s/ Andrew Ian Wignall
                                          --------------------------------------
                                           Name:  Andrew Ian Wignall
                                           Title: Director


                                        BLACK DIAMOND CLO 1998-1 LTD.,

                                        by /s/ Jim Zenni
                                          --------------------------------------
                                           Name:  Jim Zenni
                                           Title: Director


                                        CERES FINANCE LTD.,

                                        by /s/ John Cullinane
                                          --------------------------------------
                                           Name:  John Cullinane
                                           Title: Director


                                        COMMERCIAL LOAN FUNDING TRUST I

                                        By: Lehman Commercial Paper Inc., not in
                                            its individual capacity but solely
                                            as Administrative Agent,

                                        by /s/ Michele Swanson
                                          --------------------------------------
                                           Name:  Michele Swanson
                                           Title: Authorized Signatory

                                        CYPRESSTREE INVESTMENT PARTNERS I, LTD.,

                                        By: CypressTree Investment Management
                                            Company, Inc., as Portfolio Manager,

                                        by /s/ Timothy M. Barns
                                          --------------------------------------
                                           Name:  Timothy M. Barns
                                           Title: Managing Director


                                        CYPRESSTREE INVESTMENT
                                        PARTNERS II, LTD.,

                                        By: CypressTree Investment Management
                                            Company, Inc., as Portfolio Manager,

                                        by /s/ Timothy M. Barns
                                          --------------------------------------
                                           Name:  Timothy M. Barns
                                           Title: Managing Director


                                        DEEPROCK & CO.,

                                        By: Eaton Vance Management as Investment
                                            Advisor,

                                        by /s/ Scott H. Page
                                          --------------------------------------
                                           Name:  Scott H. Page
                                           Title: Vice President


                                        EATON VANCE SENIOR INCOME TRUST,

                                        By: Eaton Vance Management as Investment
                                            Advisor,

                                        by /s/ Scott H. Page
                                          --------------------------------------
                                           Name:  Scott H. Page
                                           Title: Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION,

                                        by /s/ William S. Richardson
                                          --------------------------------------
                                           Name:  William S. Richardson
                                           Title: Duly Authorized Signatory


                                        KZH CNC LLC,

                                        by /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Signatory


                                        KZH CYPRESSTRESS-1 LLC,

                                        by /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Signatory


                                        KZH PAMCO LLC,

                                        by /s/ Virginia Conway
                                          --------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Signatory


                                        MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                                        INCOME STRATEGIES PORTFOLIO,

                                        By: Merrill Lynch Asset Management,
                                            L.P., as Investment Advisor,

                                        by /s/ George D. Pelose
                                          --------------------------------------
                                           Name:  George D. Pelose
                                           Title: Authorized Signatory

                                        MERRILL LYNCH PRIME RATE PORTFOLIO,

                                        By: Merrill Lynch Asset Management,
                                            L.P., as Investment Advisor,

                                        by /s/ George D. Pelose
                                          --------------------------------------
                                           Name:  George D. Pelose
                                           Title: Authorized Signatory


                                        METROPOLITAN LIFE INSURANCE COMPANY,

                                        by /s/ James R. Dingler
                                          --------------------------------------
                                           Name:  James R. Dingler
                                           Title: Director


                                        ML CLO XX STERLING (CAYMAN) LTD.,

                                        By: Sterling Asset Management, L.L.C.,
                                            as its Investment Advisor,

                                        by /s/ Louis Pistecchia
                                          --------------------------------------
                                           Name:  Louis Pistecchia
                                           Title: EVP


                                        NORSE CBO, LTD., as Assignee,

                                        By: Peterson Capital Management, LLC as
                                            its Investment Advisor,
                                        By: Peterson Capital Advisors, LLC, its
                                            Manager and pursuant to delegated
                                            authority,

                                        by /s/ Timothy S. Peterson
                                          --------------------------------------
                                           Name:  Timothy S. Peterson
                                           Title: President

                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY,

                                        by /s/ Richard A. Strait
                                          --------------------------------------
                                           Name:  Richard A. Strait
                                           Title: Its Authorized
                                                  Representative


                                        PAM CAPITAL FUNDING, L.P.,

                                        By: Highland Capital Management, L.P. as
                                            Collateral Manager,

                                        by /s/ Mark K. Okada, CFA
                                          --------------------------------------
                                           Name:  Mark K. Okada, CFA
                                           Title: Executive Vice President


                                        PAMCO CAYMAN LTD.,

                                        By: Highland Capital Management, L.P. as
                                            Collateral Manager,

                                        by /s/ Mark K. Okada, CFA
                                          --------------------------------------
                                           Name:  Mark K. Okada, CFA
                                           Title: Executive Vice President


                                        PILGRIM AMERICA HIGH INCOME INVESTMENTS,
                                        LTD.,

                                        By: Pilgrim Investments, Inc., as its
                                            Investment Manager,

                                        by /s/    Michel Prince, CFA
                                          --------------------------------------
                                           Name:  Michel Prince, CFA
                                           Title: Vice President

                                        PILGRIM PRIME RATE TRUST,

                                        By: Pilgrim Investments, Inc., as its
                                            Investment Manager,

                                        by /s/ Michel Prince, CFA
                                          --------------------------------------
                                           Name:  Michel Prince, CFA
                                           Title: Vice President


                                        PNC BANK, N.A.,

                                        by /s/ Michael Richards
                                          --------------------------------------
                                           Name:  Michael Richards
                                           Title: Vice President


                                        SENIOR DEBT PORTFOLIO,

                                        By: Boston Management and Research as
                                            Investment Advisor,

                                        by /s/ Scott H. Page
                                          --------------------------------------
                                           Name:  Scott H. Page
                                           Title: Vice President


                                        STRATA FUNDING LTD.,

                                        by /s/ John Cullinane
                                          --------------------------------------
                                           Name:  John Cullinane
                                           Title: Director


                                        SUMMIT BANK,

                                        by /s/ Wayne Trotman
                                          --------------------------------------
                                           Name:  Wayne Trotman
                                           Title: Senior Vice President

                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION,

                                        by /s/ Perry Vavoules
                                          --------------------------------------
                                           Name:  Perry Vavoules
                                           Title: Senior Vice President


                                        UBS AG,

                                        by /s/ James J. Duplessie
                                          --------------------------------------
                                           Name:  James J. Duplessie
                                           Title: Executive Director

                                           /s/ Herbert Seif
                                          --------------------------------------
                                           Name:  Herbert Seif
                                           Title: Managing Director


                                        VAN KAMPEN CLO I, LIMITED,

                                        By: Van Kampen American Management Inc.,
                                            as Collateral Manager,

                                        by /s/ Jeffrey W. Maillet
                                          --------------------------------------
                                           Name:  Jeffrey W. Maillet
                                           Title: Senior Vice President &
                                                  Director


                                        VAN KAMPEN PRIME RATE INCOME TRUST,

                                        by /s/    Jeffrey W. Maillet
                                          --------------------------------------
                                           Name:  Jeffrey W. Maillet
                                           Title: Senior Vice President &
                                                  Director